PROSPECTUS
                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-75412

                             [MICROTUNE, INC. LOGO]

                                7,206,125 Shares
                                  Common Stock

                              ____________________

     In connection with our acquisition of Transilica Inc., we issued 7,206,125 shares of our common stock to the former shareholders of Transilica and assumed options to acquire 832,125 shares of our common stock. This prospectus may be used by former shareholders of Transilica to resell 7,206,125 shares of our common stock issued to them in the Transilica acquisition. This prospectus may also be used by the former President and Chief Executive Officer of Transilica who is our current Executive Vice President and General Manager, Wireless Connectivity Division, to resell 497,383 shares of our common stock.

     The prices at which these stockholders may sell these shares will be determined by the prevailing market price for shares of our common stock or in negotiated transactions. We will not receive any proceeds from the sale of these shares.

     Our common stock is listed for trading on the Nasdaq National Market under the trading symbol "TUNE." On December 28, 2001, the last reported sale price of our common stock was $24.77 per share.

     The address of our executive offices is 2201 Tenth Street, Plano, Texas 75074, and our telephone number is (972) 673-1600.

                              ____________________


     Investing in our common stock involves risks. See the sections entitled "Risk Factors" in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus for certain risks and uncertainties that you should consider.

                              ____________________


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus, or an offer to sell or a solicitation of an offer to buy the common stock in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made under this prospectus will under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained herein is correct as of any time subsequent to the date of this prospectus.

                              ____________________


                       Prospectus dated December 31, 2001.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
MICROTUNE, INC .............................................................   1
SELLING STOCKHOLDERS .......................................................   2
USE OF PROCEEDS ............................................................   5
PLAN OF DISTRIBUTION .......................................................   6
VALIDITY OF SHARES .........................................................   8
EXPERTS ....................................................................   8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ............................   8
WHERE YOU CAN FIND MORE INFORMATION ........................................   9


                             ______________________

                                 MICROTUNE, INC.

     We are a radio frequency silicon and systems company, providing high-performance radio frequency tuners, upstream amplifiers and transceivers to the broadband communications markets. Using proprietary technologies and advanced design methodologies, we have designed and developed radio frequency integrated circuits and radio frequency systems, called modules, for a variety of broadband communications access devices, including cable modems, PC/TVs (which are multimedia personal computers with broadband reception capabilities), set-top boxes, digital TVs and other consumer electronic devices. Our radio frequency products are the gateway devices for reception of video, audio, data and/or voice over existing broadband communications infrastructures, such as cable and terrestrial. Our tuners receive and tune radio frequency signals, transferring a selected signal (or channel) to the rest of the system's electronics for further operation. Our upstream amplifiers transmit radio frequency data from the user through the broadband system, amplifying the signal to levels required by the network. Our transceivers, consisting of both tuners and upstream amplifiers, enable interactivity by permitting two-way, or bi-directional, communications. Our latest radio frequency integrated circuit products offer a high level of integration, resulting in significant cost, performance, size, reliability and manufacturability benefits. Our radio frequency module products provide a complete, manufacturing-ready radio frequency system, eliminating a customer's need for radio frequency design and manufacturing expertise.

     We are a Delaware corporation with our principal executive offices located at 2201 Tenth Street, Plano, Texas 75074. Our telephone number is (972) 673-1600. Our fiscal year ends on December 31. We maintain a website at www.microtune.com. The reference to our website does not constitute incorporation by reference of the information contained at this site. Microtune, MicroTune and the Microtune logo are our trademarks. All other brand names and trademarks appearing in this prospectus are the property of their holders.

     References in this prospectus to the terms "we," "us," or "Microtune" or other similar terms refer to Microtune, Inc. unless we state or the context indicates otherwise.

                              SELLING STOCKHOLDERS

     On November 28, 2001, we acquired Transilica Inc. pursuant to the terms of an Agreement and Plan of Merger and Reorganization. In this merger, the selling stockholders received shares of our common stock and cash in exchange for their outstanding shares of Transilica common and preferred stock. In connection with this merger, we agreed to register the resale by the selling stockholders of the shares issued to the selling stockholders in this merger.

     The following table sets forth the number of shares beneficially owned by each of the selling stockholders. None of the selling stockholders has had a material relationship with us within the past three years other than as a result of the ownership of our common stock or other securities of ours or as a result of their employment with us as of the date of the closing of the acquisition of Transilica. No estimate can be given as to the amount of our common stock that will be beneficially owned by the selling stockholders after completion of this offering because the selling stockholders may offer all, some or none of the shares of our common stock beneficially owned by them. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as set forth below, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of outstanding shares of our common stock as of December 28, 2001 was 52,735,640 (including 5,000,000 shares of our common stock sold in our public offering which closed on December 19, 2001).

                                                                      Maximum
                                                        Shares of     Number of         Shares of       Percentage of
                                                      Common Stock   Common Stock     Common Stock     Common Stock
                                                      Owned Prior     that May Be      Owned After      Owned After
           Name of Selling Stockholder                to Offering(6)  Sold Hereunder   the Offering(3)  the Offering(4)
           ---------------------------                -----------    --------------   --------------   --------------
Bela Lin ..........................................         1,263           1,263          ----              ----
Blakely Sokoloff Taylor & Zapman ..................        19,913          19,913          ----              ----
Brian Alford Irrevocable Trust ....................         4,182           4,182          ----              ----
Kevin Alford Irrevocable Trust ....................         4,182           4,182          ----              ----
Chris Alford/(1)(2)/...............................        75,276          75,276          ----              ----
Bryan Batten/(1)/..................................         6,691           6,691          ----              ----
CDIB & Partners Investment Holding Corporation ....        79,653          79,653          ----              ----
Chao-Chang Chen/(1)(2)/............................       148,923         148,923          ----              ----
Chao-Hua Wu .......................................           379             379          ----              ----
Chau-Yuan Lin .....................................         7,965           7,965          ----              ----
Chee Kwang Quek/(1)/...............................         6,691           6,691          ----              ----
Cheng-Fang Huang ..................................        13,275          13,275          ----              ----
Cheng-Han Lai .....................................         6,637           6,637          ----              ----
Chiang-Chu Lee ....................................        26,551          26,551          ----              ----
Chieu Quang Dinh/(1)/..............................         4,460           4,460          ----              ----
China Corporate Venture Fund, Ltd. ................        66,377          66,377          ----              ----
Chin-Chang Kuo ....................................        39,826          39,826          ----              ----
Chin-Fu Chiang ....................................        13,275          13,275          ----              ----
Chin-Hu Wei .......................................         2,655           2,655          ----              ----
Chi-Yin Ko ........................................         6,637           6,637          ----              ----
Chu-Huang Hu ......................................           325             325          ----              ----
Chung-Shu Yo ......................................         6,637           6,637          ----              ----
Chun-Hsien Lin ....................................         6,637           6,637          ----              ----
Chun-Lei Young ....................................         2,655           2,655          ----              ----
Daliang Shi/(1)/...................................         8,921           8,921          ----              ----
Daniel Lee Green ..................................         2,788           2,788          ----              ----
Dennis Kwan/(1)(2)/ ...............................       406,494         406,494          ----              ----

                                                                      Maximum
                                                       Shares of      Number of       Shares of           Percentage of
                                                     Common Stock    Common Stock   Common Stock         Common Stock
                                                      Owned Prior     that May Be     Owned After         Owned After
            Name of Selling Stockholder               to Offering(6) Sold Hereunder  the Offering(3)    the Offering(4)
            ---------------------------                -----------   --------------  -----------------  -----------------
Digital Value Investment Ltd ....................          132,755          132,755        ----               ----
Edmond Ming-Tak Chiu ............................            1,115            1,115        ----               ----
Ee Hong Kwek/(1)(2)/.............................           11,151           11,151        ----               ----
Eng Chuan Low/(1)(2)/ ...........................           33,456           33,456        ----               ----
eSunsino Venture Co., Ltd. ......................           66,377           66,377        ----               ----
Feng-Tseng Hsu ..................................           13,275           13,275        ----               ----
Gamelan Capital Fund, L.P./(2)/..................           78,960           78,960        ----               ----
Gamelan LLC .....................................           84,536           84,536        ----               ----
GC&H Investments ................................            6,637            6,637        ----               ----
Han-Tsung Hsiao .................................            6,637            6,637        ----               ----
Ho Tung Lin .....................................           26,551           26,551        ----               ----
Hock Law/(1)(2)(5)/..............................          497,383          497,383        ----               ----
Hongyu Xie/(1)(2)/...............................           11,152           11,152        ----               ----
Hsiao-Chun Lee ..................................            2,655            2,655        ----               ----
Hsin Kuang Chen .................................              223              223        ----               ----
Hsin-Chia Cheng .................................           13,275           13,275        ----               ----
Hsin-Fa Hsu .....................................           26,551           26,551        ----               ----
Hsing-Tsun Chou .................................           26,551           26,551        ----               ----
Hui-Shu Tao/(2)/.................................            1,672            1,672        ----               ----
IBT Venture Co. .................................           66,377           66,377        ----               ----
Jacob Hibrawi/(1)(2)/............................           85,871           85,871        ----               ----
Jeffrey Scott Ricards/(1)(2)/....................           22,303           22,303        ----               ----
Jianping Pan/(1)(2)/.............................            6,691            6,691        ----               ----
Joe David Campa/(2)/.............................           33,456           33,456        ----               ----
Joinwin Investment Co. Ltd. .....................           39,826           39,826        ----               ----
Jonathan Masters ................................            3,949            3,949        ----               ----
Jonathon Cheah/(1) (2)/..........................          195,161          195,161        ----               ----
Ju-Fen Hsieh ....................................           13,275           13,275        ----               ----
Jui-Chu Su ......................................           15,930           15,930        ----               ----
Kim Phuong Tran/(1)/.............................            4,460            4,460        ----               ----
Kuo Rong Ling ...................................           26,551           26,551        ----               ----
Kuo-Tang Hsu ....................................              232              232        ----               ----
Kye-Won Ryan/(1)/................................              557              557        ----               ----
Lakshmi Technologies LLC/(2)/....................          359,054          359,054        ----               ----
Lakshmi Ventures I, LLC/(2)/.....................          311,976          311,976        ----               ----
Lakshmi Ventures II, LLC/(2)/....................          265,511          265,511        ----               ----
Laurent Valosek/(2)/.............................           55,760           55,760        ----               ----
Le Nguyen Luong/(1)/.............................            5,575            5,575        ----               ----
Longyin Wei/(1)(2)/..............................           11,152           11,152        ----               ----
Lun Wang/(1)(2)/ ................................           22,304           22,304        ----               ----
Masafumi Nakamura/(1)(2)/........................           11,152           11,152        ----               ----
Mehran Matloubian/(2)/...........................            3,717            3,717        ----               ----
Michael Cubillas/(2)/............................           37,451           37,451        ----               ----
Mike Chun Hung Wang/(2)/.........................           39,496           39,496        ----               ----

                                                                                Maximum
                                                                Shares of      Number of        Shares of        Percentage of
                                                              Common Stock    Common Stock    Common Stock      Common Stock
                                                                Owned Prior     that May Be    Owned After       Owned After
            Name of Selling Stockholder                       to Offering(6) Sold Hereunder  the Offering(3)     the Offering(4)
            ---------------------------                        -----------   --------------  --------------     ---------------
Min-Hsien Chiang ...........................................        26,551           26,551         ----               ----
Mu-Tien Chang ..............................................         6,637            6,637         ----               ----
Olli Jussi Salminen/(2)/....................................         4,530            4,530         ----               ----
Paul Chan/(1)(2)/...........................................        85,871           85,871         ----               ----
Po-Chuan Wu ................................................         3,790            3,790         ----               ----
R.O.C. Venture Company, Ltd. ...............................        66,377           66,377         ----               ----
Roy Enright/(1)/............................................        16,728           16,728         ----               ----
Shian-Ho Shen ..............................................        20,378           20,378         ----               ----
Shih-Ching Chen ............................................         6,637            6,637         ----               ----
Shih-Tsung Yang/(1)/........................................         6,691            6,691         ----               ----
Shu-Hui Hung ...............................................            62               62         ----               ----
Shui Cheong Lee/(1)(2)/.....................................         8,921            8,921         ----               ----
Shu-Ling Wang ..............................................            65               65         ----               ----
Siliconware Investment Co. Ltd. ............................        39,826           39,826         ----               ----
Smart Technology Ventures III SBIC, LP/(2)/.................     1,400,624        1,400,624         ----               ----
SOFTBANK Technology Ventures Advisors Fund VI L.P./(2)/.....        26,017           26,017         ----               ----
SOFTBANK Technology Ventures Side Fund VI L.P./(2)/.........        27,311           27,311         ----               ----
SOFTBANK Technology Ventures VI L.P./(2)/...................       667,849          667,849         ----               ----
SOFTBANK U.S. Ventures Fund VI L.P./(2)/....................       716,291          716,291         ----               ----
Soon Fatt Yong/(1)/.........................................         8,921            8,921         ----               ----
Sunil Kumar Gutti/(1)/......................................         6,691            6,691         ----               ----
Suresh Kumar/(1)(2)/........................................       111,521          111,521         ----               ----
Tai Hwa Investment Co., Ltd. ...............................        13,275           13,275         ----               ----
Thomas Cook/(1)(2)/.........................................         8,921            8,921         ----               ----
Tieng Ying Choke ...........................................         1,951            1,951         ----               ----
Vladimir Mirochnikov/(1)/...................................         4,460            4,460         ----               ----
Wei-Chung Lee ..............................................        13,275           13,275         ----               ----
Wen-Hua Wang/(1)(2)/........................................       211,890          211,890         ----               ----
Wen-Sheng Kuo/(2)/..........................................         6,300            6,300         ----               ----
Wing Fat Lau/(1)/...........................................         4,460            4,460         ----               ----
Ya-Chuan Chung .............................................           464              464         ----               ----
Ya-Chuan Lin ...............................................           379              379         ----               ----
Ya-Yung Hwang ..............................................         6,637            6,637         ----               ----
Yi Guo/(1)/.................................................         1,115            1,115         ----               ----
Yujiro Mori/(1)/............................................         6,691            6,691         ----               ----
Yu-Lin Liu .................................................         6,637            6,637         ----               ----
Yung-Hua Chung .............................................        13,275           13,275         ----               ----
Yun-Yuan Huang .............................................           139              139         ----               ----
                                                                 ---------        ---------         ----               ----
     Total .................................................     7,206,125        7,206,125
                                                                 ---------        ---------         ----               ----

_________

(1) Shares are subject to a right of repurchase in favor of the Company that lapses with the passing of time pursuant to either (a) an Employee Restricted Stock Agreement dated May 6, 2000 or (b) an early exercise of a stock option grant pursuant to the terms and conditions of the Transilica Inc. 2000 Stock Option, Deferred Stock and Restricted Stock Plan.

(2) Shares are subject to a Lock-Up Agreement by and between the stockholder and the Company dated approximately November 18, 2001 pursuant to which the transfer of the shares is restricted until December 28, 2002, except that this restriction shall expire with respect to ten percent (10%) of the shares on (a) the date that is the earlier of (i) February 28, 2001 or (ii) recognition by Transilica Inc. of $3 million of cumulative product revenue recognized in accordance with generally accepted accounting principles (such earlier date referred to as the "Lock-Up Termination Date"); and (b) each monthly anniversary of the Lock-Up Termination Date.

(3) Because each selling stockholder may sell all or some of the shares registered on its behalf, from time to time as more fully described on the following page, subject to the restrictions in (1) and (2) above, if applicable, no estimate can be given at this time as to how many shares of Common Stock will be owned by each selling stockholder after the offering.

(4) Because each selling stockholder may sell all or some of the shares registered on its behalf subject to the restrictions in (1) and (2), if applicable, no estimate can be given at this time as to the percentage of shares owned by each selling stockholder after the completion of the offering.

(5) Hock Law was the former President and Chief Executive Officer of Transilica Inc. which was acquired by Microtune, Inc. on November 28, 2001. Hock Law currently serves as Executive Vice President and General Manager, Wireless Connectivity Division, of Microtune, Inc.

(6) Each of the selling stockholders owns less than 1% of the outstanding shares of our common stock with the exception of Smart Technology Ventures III SBIC, L.P., which owns 2.66%; SOFTBANK Technology Ventures VI, L.P., which owns 1.27%; and SOFTBANK U.S. Ventures Fund VI L.P., which owns 1.36% prior to any sale hereunder.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares by the selling stockholders.

                              PLAN OF DISTRIBUTION

     We are registering 7,206,125 shares of our common stock on behalf of the selling stockholders. As used herein, "selling stockholders" includes the selling stockholders (including the former President and Chief Executive Officer of Transilica who is, as of the date of this prospectus, our Executive Vice President and General Manager, Wireless Connectivity Division) named in the table above and pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. The selling stockholders may sell the shares from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market prices, or in negotiated transactions. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

     . a block trade in which the broker-dealer so engaged will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     . purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

     . an exchange distribution in accordance with the rules of such exchange;

     . ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     .    privately negotiated transactions.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

     The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In such transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders also may sell shares short and redeliver shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders also may loan or pledge shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the shares so pledged, pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. In addition, any shares of a selling stockholder covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares.

     The shares may be sold by selling stockholders only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and such sale complies with such exemption.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders, and we have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933 upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     . the name of each such selling stockholder and of the participating broker-dealer(s);

     .    the number of shares involved;

     .    the price at which such shares were sold;

     . the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     . that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     .    other facts material to the transaction.

     We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

                               VALIDITY OF SHARES

     The validity of the common stock will be passed upon for us by Gray Cary Ware & Freidenrich LLP, Austin, Texas.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the Registration Statement of which this prospectus is a part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given upon their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have also audited the consolidated financial statements of HMTF Acquisition (Bermuda) Ltd. and Temic Telefunken Hochfrequenztechnik GmbH included in our Registration Statement on Form S-1 (Registration No. 333-36340) on pages F-26 through F-42 of that registration statement, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the Registration Statement of which this prospectus is a part. These financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given upon their authority as experts in accounting and auditing.

     The financial statements of Transilica Inc. included in Amendment No. 2 to the Form 8-K dated December 5, 2001 and incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of this prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update this prospectus.

     The following documents that we filed with the SEC either pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 are incorporated by reference and made a part of this prospectus:

     . Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000;

     .    Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2001;

     .    Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

     .    Our Quarterly Report on Form 10-Q for the quarter ended September 30,
          2001;

     . Our Amendment No. 2 to our Current Report on Form 8-K dated December 5, 2001, and originally filed with the SEC on November 15, 2001;

     .    Our Current Report on Form 8-K dated December 14, 2001; and

     . The description of our securities contained in Item 1 to our Registration Statement on Form 8-A filed with the SEC on July 14, 2000.

     In addition, pursuant to Rule 3-05(b)(4)(iii) of Regulation S-X, the consolidated financial statements of HMTF Acquisition (Bermuda) Ltd. ("HMTF Acquisition"), and Temic Telefunken Hochfrequenztechnik GMBH ("Temic") that appear on pages F-26 through F-42 of our Registration Statement on Form S-1 (Registration No. 333-36340) are incorporated herein by reference.

     This prospectus is part of a registration statement on Form S-3 filed with the SEC. We are incorporating by reference the documents listed above and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the securities covered by this prospectus.

     We will provide, without charge, to each person to whom this prospectus is delivered, upon oral or written request, a copy of any or all of the documents incorporated by reference in this prospectus (other than exhibits to those documents unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to Investor Relations at Microtune, Inc., 2201 Tenth Street, Plano, Texas 75074, telephone number (972) 673-1600.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, along with other information, with the SEC. You may read and copy any document we file at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

     This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities offered. As permitted by the SEC's rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement.

     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference.

                             [MICROTUNE, INC. LOGO]

                                7,206,125 Shares

                                  Common Stock

                             ----------------------
                                   PROSPECTUS
                             ----------------------

                               December 31, 2001